Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-172984 on Form S-8 of Atlantic Coast Financial Corporation of our report dated June 23, 2016 with respect to the financial statements and supplemental schedule of Atlantic Coast Bank Employees’ Savings & Profit Sharing Plan and Trust included in this Annual Report on Form 11-K for the years ended December 31, 2015 and 2014.

/s/ Dixon Hughes Goodman LLP

Atlanta, Georgia

June 23, 2016